Exhibit 23(b)
Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated April 13, 2018, with respect to the financial statements and the accompanying financial statement schedule of Great American Life Insurance Company in Post‑Effective Amendment No. 4 to the Registration Statement (Form S‑1 No. 333-207914) and related Prospectuses for the registration of “Index FrontierSM 7” and “Index FrontierSM 5” modified single premium deferred fixed-indexed annuities.

/s/ Ernst & Young LLP

Cincinnati, Ohio
April 20, 2018